SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K


      Current Report Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) September 5, 1995 (August 31, 1995)

                         BIG O TIRES, INC.
      (Exact name of registrant as specified in its charter)

          NEVADA                        1-8833            87-0392481
     (State or other juris-        (Commission      (I.R.S. Employer
       diction of incorporation)    File No.)        Identification No.)



     11755 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO         80111
     (Address of principal executive offices)             (Zip Code)


     Registrant's telephone number including area code:  (303)  790-2800



                                             3 Total Pages


ITEM 5. OTHER EVENTS.

On August 31, 1995, the Company agreed to a request made by the group that plans to acquire the Company (the "Acquisition Group") to extend until October 2, 1995, the date on which the Company or the Acquisition Group may terminate the Agreement and Plan of Merger dated July 24, 1995, if prior to October 2, 1995, the Acquisition Group has not satisfied or waived the contingency in the Agreement and Plan of Merger that requires participation in the Acquisition Group by the Company's dealers owning not less than 85% of the franchised Big O Tire stores ("Dealer Participation Contingency"). As a part of the agreement, the Acquisition Group agreed that the Company can delay incurring additional expenditures with respect to its proxy statement until the Company has been advised that the Dealer Participation Contingency has been satisfied or waived, and the Company is satisfied that a fairness opinion will be received by the participants in the Company's Employee Stock Ownership Plan in connection with the proposed merger.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(10.1)   Letter Agreement dated August 31, 1995, by and among Big O
Tires, Inc., BOTI Acquisition Corp., and BOTI Holdings, Inc.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: September 5, 1995


                              BIG O TIRES, INC.



                              By: /s/ Philip J. Teigen
                                        ---------------------
                                        General Counsel and Secretary